Exhibit 10.5

SECOND AMENDMENT AND WAIVER

TO ABL CREDIT AGREEMENT

This SECOND AMENDMENT AND WAIVER TO ABL CREDIT AGREEMENT (this “Amendment”) dated as of March 30, 2015, is by and among HAWAII INDEPENDENT ENERGY, LLC, formerly known as Tesoro Hawaii, LLC (the “Company”), a Hawaii limited liability company, the Subsidiaries of the Company party to the Credit Agreement described below (together with the Company and each other entity that becomes a Borrower pursuant to Section 10.12(a) of the Credit Agreement, each, a “Borrower” and, collectively, the “Borrowers”), HAWAII PACIFIC ENERGY, LLC, a Delaware limited liability company (“Holdings”), as Guarantor, the Lenders (as defined in the Credit Agreement) party hereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), the Issuing Lender and the Swingline Lender.

R E C I T A L S

WHEREAS, reference is made to that certain ABL Credit Agreement, dated as of September 25, 2013 (as amended by that First Amendment and Waiver to ABL Credit Agreement dated as of February 7, 2014, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, each other Borrower, Holdings, the Lenders from time to time party thereto, the Administrative Agent and each other Person from time to time party thereto.

WHEREAS, Par Petroleum Corporation, a Delaware corporation (“Par Petroleum”), is the holder of 100% of the issued and outstanding Equity Interests of Holdings.

WHEREAS, Par Petroleum, Bogey, Inc., a Hawaii corporation and a wholly-owned, direct Subsidiary of Holdings (“Merger Sub”), Koko’oha Investments, Inc., a Hawaii corporation (“Koko’oha”), and Bill D. Mills, in his capacity as the Shareholders’ Representative (the “Shareholders’ Representative”), are parties to that certain Agreement and Plan of Merger dated as of June 2, 2014, as amended by that certain Amendment to Agreement and Plan of Merger dated as of September 9, 2014 and that Second Amendment of Agreement and Plan of Merger dated as of December 31, 2014 (and as the same may be further amended, modified or supplemented from time to time, the “Merger Agreement”).

WHEREAS, pursuant to the Merger Agreement, Par Petroleum will acquire Koko’oha and its Subsidiaries through the merger of Merger Sub with and into Koko’oha (the “Merger”), with Koko’oha surviving the Merger as an indirect wholly-owned Subsidiary of Par Petroleum and a direct wholly-owned Subsidiary of Holdings.

WHEREAS, following the consummation of the Merger, Par Petroleum is required to cause Holdings to pledge 100% of any and all of its right, title and interest in and to the Equity Interests in Koko’oha (the “Koko’oha Equity Interests”) to secure certain obligations of Par Petroleum and other credit parties incurred in respect of “Parent Indebtedness” as defined below.

WHEREAS, Borrowers have requested, and the Administrative Agent and the Lenders have agreed, to (a) waive the violation of Section 10.11(b)(i)(x) of the Credit Agreement caused by the creation and ownership of Merger Sub by Holdings and (b) amend certain provisions of the Credit Agreement in connection with (i) the Merger and the acquisition by Holdings of 100% of any and all of its right, title and interest in and to the Koko’oha Equity Interests and (ii) the pledge by Holdings of the Koko’oha Equity Interests to secure the Parent Indebtedness and the entry by Holdings into certain loan documents and security agreements related thereto, in each case, as set forth and subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all references to sections and articles in this Amendment refer to sections and articles of the Credit Agreement.

ARTICLE 2

WAIVER

Section 2.1 Limited Waiver to Section 10.11(b)(i)(x). The Administrative Agent and the Lenders hereby waive any violation of Section 10.11(b)(i)(x) of the Credit Agreement caused solely by the formation of Merger Sub by Holdings and the ownership of 100% of the Equity Interests of Merger Sub by Holdings.

Section 2.2 Effect of Waiver. The waiver set out in Section 2.1 above is limited to the extent specifically set out in this Amendment, and except as set out in this Amendment, no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected by this Amendment. Except as expressly set out in Section 2.1, Borrowers hereby agree that such waiver does not constitute a waiver of any present or future violation of or noncompliance with any provision of the Credit Agreement and any other Loan Document or a waiver of the Administrative Agent’s and the Lenders’ rights to insist upon strict compliance with each term, covenant, condition and provision of the Credit Agreement and the other Loan Documents.

ARTICLE 3

AMENDMENTS TO CREDIT AGREEMENT

Section 3.1 Amendments to Section 1.01.

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended to delete the definition of “Excluded Subsidiaries” and to replace it with the following:

“Excluded Subsidiaries” shall mean HIE Retail, Smiley’s, Koko’oha, and any other Subsidiary of Holdings set forth on Schedule 1.01(c). No Subsidiary acquired subsequent to the Effective Date may be an “Excluded Subsidiary” without the consent of the Required Lenders.

(b) Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended to add the following new defined terms, “Koko’oha” and “Parent Indebtedness,” in the appropriate alphabetical order as follows:

“Koko’oha” shall mean Koko’oha Investments, Inc., a Hawaii corporation (provided that, such corporation may amend its charter documents to change its name, provided that Holdings shall have given the Administrative Agent prior notice of any such amendment).

“Parent Indebtedness” shall mean all obligations of Par Petroleum and those certain subsidiaries of Par Petroleum party thereto arising under that certain Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 11, 2014, by and among Par Petroleum, the Subsidiaries of Par Petroleum party thereto, Jefferies Finance LLC, as administrative agent for the lenders, and the lenders named therein and from time to time party thereto, as amended by the First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 28, 2014, the Second Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of September 10, 2014, the Third Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of March 11, 2015, and as may be further amended, amended and restated, modified, supplemented, extended, increased, renewed, restated or replaced from time to time.

Section 3.2 Amendment to Section 10.11(b)(i)(x). Section 10.11(b)(i)(x) of the Credit Agreement is hereby amended by deleting the phrase “of the Company and HIE Retail” and inserting in place thereof the phrase “of the Company, HIE Retail, and Koko’oha”.

Section 3.3 Amendment to Section 10.11(b)(vii). Section 10.11(b)(vii) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“(viii) Holdings may (A) pledge the Equity Interests of Koko’oha to the lenders under the Parent Indebtedness and enter into the Limited Recourse Guarantee and the

Negative Pledge Agreement (as such terms are defined in the Parent Indebtedness) in respect of the Parent Indebtedness, in each case on the terms and subject to the conditions and limitations as set forth in the Parent Indebtedness on the date hereof and (B) become an obligor or guarantor of any Indebtedness permitted hereunder issued by the Company, any other Borrower or any Subsidiary Guarantor, and may engage in the execution, delivery and performance of its obligations under all agreements, guarantees, pledge or security documents and intercreditor agreements directly related or necessary in connection with the Parent Indebtedness and any Indebtedness permitted hereunder issued by the Company, any other Borrower or any Subsidiary Guarantor, provided that the net proceeds of such Indebtedness is not retained by Holdings and”

Section 3.4 Effectiveness of Amendments. Subject to Article 4, the amendments to the Credit Agreement set forth in Sections 3.1, 3.2 and 3.3 shall only become effective upon the closing of the Merger, and if for any reason the Merger does not close, such amendments shall be null and void. The amendments set out in Sections 3.1, 3.2 and 3.3 above are limited to the extent specifically set out in this Amendment, and except as set out in this Amendment, no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected by this Amendment. The Borrowers hereby agree that, except as expressly set forth herein, such amendments do not constitute a waiver of any present or future violation of or noncompliance with any provision of the Credit Agreement and any other Loan Document or a waiver of the Administrative Agent’s and the Lenders’ rights to insist upon strict compliance with each term, covenant, condition and provision of the Credit Agreement and the other Loan Documents.

ARTICLE 4

CONDITIONS PRECEDENT

Subject to Section 3.4, this Amendment shall become effective on the date when each of the following conditions are satisfied or waived in accordance with Section 13.12 of the Credit Agreement (such date, the “Amendment Effective Date”):

Section 4.1 Documentation. The Administrative Agent shall have received from the Required Lenders, the Issuing Lender, the Swingline Lender and the Credit Parties counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

Section 4.2 No Default. After giving effect to this Amendment, no Default shall have occurred and be continuing as of the Amendment Effective Date.

Section 4.3 Payment of Expenses. The Administrative Agent shall have received all amounts then invoiced in accordance with Section 13.01 of the Credit Agreement, pursuant to which the Borrowers have agreed to pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses (including Expenses) of the Administrative Agent

(including, without limitation, the reasonable fees and disbursements of counsel and consultants) in connection with the preparation, execution, delivery and administration of this Amendment and documentation related hereto.

Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the Amendment Effective Date shall occur), subject to Section 3.4, when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Article 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Confirmation. The provisions of the Credit Agreement, as amended and modified by this Amendment, shall remain in full force and effect following the Amendment Effective Date.

Section 5.2 Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Credit Document to which it is a party and agrees that each Credit Document to which it is a party remains in full force and effect as expressly amended hereby; (c) agrees that (i) from and after the Amendment Effective Date each reference to the “Agreement” in the Credit Agreement and each reference to the Credit Agreement in each Credit Document shall be deemed to be a reference to the Credit Agreement, as amended and modified by this Amendment, and (ii) this Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Credit Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

Section 5.4 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Section 5.5 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the Amendment Effective Date.

HAWAII INDEPENDENT ENERGY, LLC, formerly known as Tesoro Hawaii, LLC

By:	/s/ Christopher Micklas
Name:	Christopher Micklas
Title:	Chief Financial Officer

Signature Page to Second Amendment and Waiver to ABL Credit Agreement

HAWAII PACIFIC ENERGY, LLC

By:	Par Petroleum Corporation, its Sole Member

By:	/s/ Christopher Micklas
Name:	Christopher Micklas
Title:	Chief Financial Officer

Signature Page to Second Amendment and Waiver to ABL Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, as a Lender, as Issuing Lender and as Swingline Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

By:	/s/ Kirk L. Tashjian
Name:	Kirk L. Tashjian
Title:	Director

Signature Page to Second Amendment and Waiver to ABL Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Marc Muehlemann
Name:	Marc Muehlemann
Title:	SVP

Signature Page to Second Amendment and Waiver to ABL Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ William Patton
Name:	William Patton
Title:	Vice President

Signature Page to Second Amendment and Waiver to ABL Credit Agreement

CITY NATIONAL BANK, as a Lender

By:	/s/ Robert Yasuda
Name:	Robert Yasuda
Title:	Senior Vice President

Signature Page to Second Amendment and Waiver to ABL Credit Agreement

AMERICAN SAVINGS BANK, F.S.B., as a Lender

By:	/s/ Edward Chin
Edward Chin, First Vice President

Signature Page to Second Amendment and Waiver to ABL Credit Agreement